AMG Oil Ltd. Announces the Extension of Warrants and Options

Vancouver, B.C. – February 26, 2008 - /PRNewswire/-- AMG Oil Ltd.(OTC BB: AMGO) announces that it has agreed to extend the February 28, 2008 expiry date of the Company’s 6,600,000 share purchase warrants and 396,000 stock options to February 28, 2009. Each warrant and stock option entitles the holder to purchase one common share of the Company at price of US$0.50 and US$0.25, respectively, until expiry.

For further information please contact:

AMG Oil Ltd.
Telephone: (303)226-5889